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                                                                   EXHIBIT 10.11

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                       AVISTAR COMMUNICATIONS CORPORATION

                           LOAN AND SECURITY AGREEMENT
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         This LOAN AND SECURITY AGREEMENT is entered into as of February 27,
2002, by and between COMERICA BANK - CALIFORNIA ("Bank") and AVISTAR COMMUNICATIONS CORPORATION ("Borrower").

                                    RECITALS

         Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                   AGREEMENT

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

                           "Accounts" means all presently existing and hereafter
arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

                           "Advance" or "Advances" means a cash advance or cash
advances under the Revolving Facility.

                           "Affiliate" means, with respect to any Person, any
Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

                           "Bank Expenses" means all: reasonable costs or
expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

                           "Borrower's Books" means all of Borrower's books and
records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

                           "Borrowing Base" means an amount equal to (i) eighty
percent (80%) of Eligible Accounts which were invoiced less than 90 days prior to the date of measurement plus (ii) fifty percent (50%) of Eligible Accounts which were invoiced 90 days or more prior to the date of measurement, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

                           "Business Day" means any day that is not a Saturday,
Sunday, or other day on which banks in the State of California are authorized or required to close.

                           "Change in Control" shall mean a transaction in which
any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors,

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empowering such "person" or "group" to elect a majority of the Board of
Directors of Borrower, who did not have such power before such transaction.

                           "Closing Date" means the date of this Agreement.

                           "Code" means the California Uniform Commercial Code.

                           "Collateral" means the property described on Exhibit
A attached hereto.

                           "Contingent Obligation" means, as applied to any
Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

                           "Credit Extension" means each Advance, Equipment
Advance, or any other extension of credit by Bank for the benefit of Borrower hereunder.

                           "Daily Balance" means the amount of the Obligations
owed at the end of a given day.

                           "Disclosure Letter" shall mean the Disclosure Letter,
dated as of the date hereof, delivered by Borrower to Bank.

                           "Eligible Accounts" means those Accounts that arise
in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon 30 days prior notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

                           (a)      Accounts that the account debtor has failed
to pay within one hundred twenty (120) days of invoice date;

                           (b)      Accounts with respect to an account debtor,
twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within one hundred twenty (120) days of invoice date;

                           (c)      Accounts with respect to which the account
debtor is an officer, employee, or agent of Borrower;

                           (d)      Accounts with respect to which goods are
placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

                           (e)      Accounts with respect to which the account
debtor is an Affiliate of Borrower;

                           (f)      Accounts with respect to which the account
debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

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                           (g)      Accounts with respect to which the account
debtor is the United States or any department, agency, or instrumentality of the United States;

                           (h)      Accounts with respect to which Borrower is
liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

                           (i)      Accounts with respect to an account debtor,
including Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty percent (20%) of all Accounts, to the extent such obligations exceed the aforementioned percentage (the "Concentration Limit"), unless otherwise approved in writing by Bank (allowed exceptions include Deutsche Bank and UBS, for which a 35% Concentration Limit will be applied);

                           (j)      Accounts with respect to which the account
debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

                           (k)      Accounts the collection of which Bank
reasonably determines to be doubtful after prior consultation with Borrower.

                            "Eligible Foreign Accounts" means Accounts with
respect to which the account debtor does not have its principal place of business in the United States and which Bank approves on a case-by-case basis, including Deutsche Bank, Barclays, Chase Global, Dresdner Klienwort, and Standard Chartered, and which do not exceed $3,000,000 in the aggregate.

                           "Equipment" means all present and future machinery,
equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

                           "Equipment Advance" has the meaning set forth in
Section 2.1(b).

                           "Equipment Line" means a credit extension of up to
Five Hundred Thousand Dollars ($500,000).

                           "Equipment Maturity Date" means November 30, 2004.

                           "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, and the regulations thereunder.

                           "Event of Default" has the meaning assigned in
Article 8.

                           "GAAP" means generally accepted accounting principles
as in effect from time to time.

                           "Indebtedness" means (a) all indebtedness for
borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

                           "Insolvency Proceeding" means any proceeding
commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

                           "Inventory" means all present and future inventory in
which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished

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products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                           "Investment" means any beneficial ownership of
(including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

                           "IRC" means the Internal Revenue Code of 1986, as
amended, and the regulations thereunder.

                           "Lien" means any mortgage, lien, deed of trust,
charge, pledge, security interest or other encumbrance.

                           "Loan Documents" means, collectively, this Agreement,
any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

                           "Material Adverse Effect" means a material adverse
effect on (i) the business operations, condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank's security interests in the Collateral.

                           "Negotiable Collateral" means all of Borrower's
present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

                           "Obligations" means all debt, principal, interest,
Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

                           "Periodic Payments" means all installments or similar
recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

                           "Permitted Indebtedness" means:

                           (a)      Indebtedness of Borrower in favor of Bank
arising under this Agreement or any other Loan Document;

                           (b)      Indebtedness existing on the Closing Date
and disclosed in the Disclosure Letter;

                           (c)      Indebtedness secured by a lien described in
clause (c) of the defined term "Permitted Liens," provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness does not exceed $100,000 in the aggregate outstanding at any given time;

                           (d)      Subordinated Debt;

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                           (e)      Contingent Obligations of any Subsidiary
with respect to obligations of Borrower, and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

                           (f)      Indebtedness constituting trade payables
arising in the ordinary course of Borrower's business;

                           (g)      Indebtedness consisting of the endorsement
of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                           (h)      Indebtedness not otherwise permitted under
Section 7.4 which does not exceed $100,000 in the aggregate at any given time;

                           (i)      Indebtedness which does not exceed $25,000
in the aggregate at any given time arising under currency agreements or interest rate agreements entered into in the ordinary course of Borrower's business; and

                           (j)      Extensions, refinancings, modifications,
amendments and restatements of any items of Permitted Indebtedness (a) through
(i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, and provided that such extension, refinancing, modification, amendment or restatement is permitted by any applicable subordination agreement.

                           "Permitted Investment" means:

                           (a)      Investments existing on the Closing Date
disclosed in the Disclosure Letter;

                           (b)      Investments in Subsidiaries which do not
exceed $300,000 in the aggregate in any given month, provided that no Event of Default has occurred which is continuing or would exist after giving effect to any such Investment;

                           (c)      (i) marketable direct obligations issued or
unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank's money market accounts;

                           (d)      Investments permitted under Section 7.1 or
Section 7.3;

                           (e)      Investments which do not exceed $25,000 in
the aggregate consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

                           (f)      Investments (including debt obligations)
received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                           (g)      Investments not otherwise permitted under
Section 7.7 which do not exceed $100,000 in the aggregate;

                           (h)      Investments made pursuant to Borrower's
investment policy dated October 2001 as approved by Borrower's Board of Directors, in the form delivered to Bank as of the Closing Date; and

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                           (i)      Investments consisting of notes receivable
or, prepaid royalties and other credit extensions to customers and suppliers who are not Affiliates, in the ordinary course of business which do not exceed $25,000 in the aggregate at any given time.

                           "Permitted Liens" means the following:

                           (a)      Any Liens existing on the Closing Date and
disclosed in the Disclosure Letter or arising under this Agreement or the other Loan Documents;

                           (b)      Liens for taxes, fees, assessments or other
governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank's security interests;

                           (c)      Liens (i) upon or in any equipment acquired
or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                           (d)      Liens in favor of customs and revenue
authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

                           (e)      Deposits in the ordinary course of business
under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, provided that all of the foregoing do not exceed $25,000 in the aggregate at any given time;

                           (f)      Leases or subleases and nonexclusive
licenses and sublicenses granted to others in the ordinary course of Borrower's business, not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, if the leases, subleases, license and sublicenses permit Bank to have a security interest in such leases, subleases, nonexclusive licenses, and sublicenses;

                           (g)      Liens arising from judgments, decrees or
attachments in circumstances not constituting an Event of Default under Section
8.8 not having a material adverse effect on Borrower's and/or a Subsidiary's business on a consolidated basis taken as a whole;

                           (h)      Easements, reservations, rights-of-way,
restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

                           (i)      Liens of materialmen, mechanics,
warehousemen, carriers, artisan's or other similar Liens arising in the ordinary course of Borrower's business or by operation of law, which are not past due or which are being contested in good faith by appropriate proceedings and for which reserves satisfactory to Bank have been established;

                           (j)      Liens incurred in connection with the
extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (i) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

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                           "Person" means any individual, sole proprietorship,
partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

                           "Prime Rate" means the variable rate of interest, per
annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

                           "Responsible Officer" means each of the Chief
Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

                           "Revolving Facility" means the facility under which
Borrower may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

                           "Revolving Line" means a credit extension of up to
Four Million Five Hundred Thousand Dollars ($4,500,000).

                           "Revolving Maturity Date" means February 26, 2003.

                           "Subordinated Debt" means any debt incurred by
Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

                           "Subsidiary" means any corporation, company or
partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

         2.       LOAN AND TERMS OF PAYMENT.

                  2.1      Credit Extensions.

                           Borrower promises to pay to the order of Bank, in
lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

                           (a)      Revolving Advances.

                                    (i)      Subject to and upon the terms and
conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line, provided that, at any time during which the aggregate amount of the outstanding Advances is in excess of $1,000,000, the aggregate amount of the outstanding Advances shall not exceed the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

                                    (ii)     Whenever Borrower desires an
Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion

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such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance, except to the extent that such damages or loss result from Bank's gross negligence or willful misconduct. Bank will credit the amount of Advances made under this Section 2.1(a) to Borrower's deposit account.

                           (b)      Equipment Advances.

                                    (i)      Subject to and upon the terms and
conditions of this Agreement, at any time from the date hereof through November 30, 2002, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in an aggregate amount not to exceed the Equipment Line. Each Equipment Advance shall not exceed one hundred percent (100%) of the invoice amount of equipment, software and furniture approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense, provided that Bank will finance equipment, software and furniture purchased after June 30, 2001 in the initial Equipment Advance (which shall be requested within one month of the Closing Date). Notwithstanding any of the foregoing, the aggregate amount of all Equipment Advances for software shall not exceed 20% of the aggregate amount of all Equipment Advances at any time.

                                    (ii)     Interest shall accrue from the date
of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the last day of each month so long as any Equipment Advances are outstanding. Any Equipment Advances that are outstanding on February 28, 2002 shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on March 31, 2002, and continuing on the last day of each month thereafter through August 31, 2004. Any Equipment Advances that are outstanding on December 1, 2002 shall be payable in twenty four (24) equal monthly installments of principal, plus all accrued interest, beginning on December 31, 2002, and continuing on the last day of each month thereafter through the Equipment Maturity Date, at which time all amounts owing under this Section 2.1(b) and any other amounts owing under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

                                    (iii)    When Borrower desires to obtain an
Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

                  2.2 Overadvances. If the aggregate amount of the outstanding Advances is greater than $1,000,000 and exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

                  2.3      Interest Rates, Payments, and Calculations.

                           (a)      Interest Rates.

                                    (i)      Advances. Except as set forth in
Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one quarter percent (0.25 %) above the Prime Rate.

                                    (ii)     Equipment Advances. Except as set
forth in Section 2.3(b), the Equipment Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one quarter percent (0.25 %) above the Prime Rate.

                           (b)      Late Fee; Default Rate. If any payment is
not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the

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amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

                           (c)      Payments. Interest hereunder shall be due
and payable on the last calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

                           (d)      Computation. In the event the Prime Rate is
changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                  2.4 Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

                  2.5      Fees. Borrower shall pay to Bank the following:

                           (a)      Facility Fee. On the Closing Date, a
Facility Fee equal to $7,500, which shall be nonrefundable; and

                           (b)      Bank Expenses. On the Closing Date, all Bank
Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses and, after the Closing Date, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

                  2.6 Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                           (a)      subjects Bank to any tax with respect to
payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

                           (b)      imposes, modifies or deems applicable any
deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

                           (c)      imposes upon Bank any other condition with
respect to its performance under this Agreement,

         and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

                  2.7 Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         3.       CONDITIONS OF LOANS.

                  3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                           (a)      this Agreement;

                           (b)      a certificate of the Secretary of Borrower
with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                           (c)      a financing statement (Form UCC-1);

                           (d)      agreement to provide insurance;

                           (e)      a negative pledge agreement from each of
Borrower's Subsidiaries in substantially the form of Exhibit F attached hereto;

                           (f)      a certificate of the Secretary of each of
the Subsidiaries with respect to incumbency and resolutions authorizing the execution and delivery of the Loan Documents;

                           (g)      a consent to assignment of license in
substantially the form of Exhibit G attached hereto;

                           (h)      payment of the fees and Bank Expenses then
due specified in Section 2.5 hereof;

                           (i)      a Compliance Certificate signed by a
Responsible Officer in substantially the form of Exhibit D attached hereto (which must be received at least 15 days prior to such initial Credit Extension);

                           (j)      an audit of the Collateral, the results of
which shall be satisfactory to Bank; and

                           (k)      such other documents, and completion of such
other matters, as Bank may reasonably deem necessary or appropriate.

                  3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

                           (a)      timely receipt by Bank of the
Payment/Advance Form as provided in Section 2.1;

                           (b)      receipt by Bank of a current Borrowing Base
Certificate signed by a Responsible Officer in substantially the form of Exhibit C attached hereto, together with the address and phone number of each account debtor included in such Borrowing Base Certificate, with current aged listings of accounts receivable and accounts payable;

                           (c)      receipt by Bank of the financial information
described in Section 6.3(a) for the two months immediately preceding the date of the request for a Credit Extension as well as a current Compliance Certificate in substantially the form of Exhibit D attached hereto, certified by a Responsible Officer; and

                           (d)      the representations and warranties contained
in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

         4.       CREATION OF SECURITY INTEREST.

                  4.1 Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Disclosure Letter and except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral (provided that and to the extent that Bank takes the necessary action to perfect such security interest), and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Except for non-exclusive licenses of Borrower's intellectual property, Borrower also hereby agrees not to see, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its intellectual property.

                  4.2 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                  4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

         5.       REPRESENTATIONS AND WARRANTIES.

                  Borrower represents and warrants as follows:

                  5.1 Due Organization and Qualification. Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except to the extent that failure to qualify could not reasonably be expected to have a material adverse effect on the Borrower's and its Subsidiaries' business taken as a whole.

                  5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

                  5.3 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens, except for Permitted Liens.

                  5.4 Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor's agent for immediate and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

                  5.5 Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

                  5.6 Intellectual Property. Except as set forth on the Disclosure Letter, Borrower is the sole owner of its patents, trademarks, copyrights, and other intellectual property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To Borrower's knowledge, each of Borrower's patents is valid and enforceable, and no part of its intellectual property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of its intellectual property violates the rights of any third party. Except as set forth in the Disclosure Letter, neither Borrower nor any Subsidiary is a party to, or bound by, any agreement that restricts the grant by Borrower or such Subsidiary of a security interest in Borrower's rights under such agreement.

                  5.7 Name; Location of Chief Executive Office. Except as disclosed in the Disclosure Letter, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

                  5.8 Litigation. Except as set forth in the Disclosure Letter, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

                  5.9 No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

                  5.10 Solvency, Payment of Debts. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

                  5.11 Regulatory Compliance. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower's failure to comply with ERISA that could result in Borrower's incurring any material liability. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

                  5.12 Environmental Condition. Except as disclosed in the Disclosure Letter, none of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

                  5.13 Taxes. Borrower and each Subsidiary have filed or caused to be filed all material tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

                  5.14 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

                  5.15 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, the failure to obtain which could reasonably be expected to have a Material Adverse Effect.

                  5.16 Investment Accounts. Except as set forth in the Disclosure Letter, none of Borrower's property is maintained or invested with a Person other than Bank.

                  5.17 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

                  5.18 Shares. Borrower has full power and authority to create a first lien on all shares of stock which are part of the Collateral (the "Shares") and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. There are no subscriptions, warrants, rights of first refusal or other restrictions on, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

         6.       AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

                  6.1 Good Standing. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

                  6.2 Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                  6.3 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty
(30) days after the end of each calendar month, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower's consolidated operations during such period, prepared in accordance with GAAP (except for the absence of footnotes and subject to normal year end adjustments), consistently applied, in a form acceptable to Bank and certified by a Responsible Officer, provided that such financial information shall only be required on a quarterly basis if no Event of Default has occurred which is continuing and there are no outstanding Credit Extensions; (b) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and, within 10 days of the Securities and Exchange Commission standard filing date, all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (beginning Borrower's Form 10-K for the fiscal year ended December 31, 2001); (c) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (d) as soon as available, but in any event within thirty (30) days after the end of each fiscal quarter, consolidating financial statements of Borrower prepared in accordance with GAAP, including consolidating balance sheet, income statement and cash flow, consistently applied; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.

         Within fifteen (15) days after the last day of each month during which any Advances were outstanding at any time, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, including such information as is reasonably requested by Bank from time to time, and aged listings of accounts receivable and accounts payable.

         Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

         Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, at any time that no Credit Extensions are outstanding, such audits will be conducted no more than once every twelve (12) months so long as no Event of Default has occurred which is continuing, provided that Borrower may not request nor receive any Credit Extension unless an audit has been conducted within the six months immediately prior to the date on which such Credit Extension was made.

                  6.4 Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

                  6.5 Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

                  6.6      Insurance.

                           (a)      Borrower, at its expense, shall keep the
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                           (b)      All such policies of insurance shall be in
such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

                  6.7 Accounts. Borrower shall maintain and shall cause each of its Subsidiaries located in the United States to maintain its principal depository, operating, and investment accounts with Bank, Comerica Securities, Inc., and/or Munder Capital other than cash maintained outside the United States of America under the cap set forth in Section 7.13.

                  6.8 Adjusted Quick Ratio. Borrower shall maintain, measured as of the last day of each calendar month on a consolidated basis, a ratio of Adjusted Quick Assets to Current Liabilities plus, to the extent not already included therein, all Indebtedness (including without limitation any Contingent Obligations) owing from Borrower to Bank, less deferred maintenance contract revenue, of at least 1.25 to 1.00. As used herein, (i) "Adjusted Quick Assets" means, at any date as of which the amount thereof shall be determined, the unrestricted cash and cash equivalents of Borrower and its Subsidiaries plus net Eligible Accounts which are trade receivables, determined in accordance with GAAP, and (ii) "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendible at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

                  6.9 Minimum Cash Balances. Borrower shall maintain at least Three Million Dollars ($3,000,000) of cash in direct deposit accounts and/or money market accounts at Bank at all times.

                  6.10 Adjusted Total Liabilities to Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month measured on a consolidated basis, a ratio of Total Liabilities less deferred maintenance contract revenue divided by Tangible Net Worth of not more than 1.00 to 1.00. As used herein, (i) "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, stockholders' equity (less all intangible assets) of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, net of amortization and (ii) "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness.

                  6.11 Maximum Operating Loss. On a consolidated basis, Borrower's net operating loss in any given quarter through the quarter ending on December 31, 2002 shall not exceed the amount set forth on Exhibit E for such quarter. Thereafter, on a consolidated basis, Borrower shall show a profit of at least $1.00 for each fiscal quarter.

                  6.12 Intellectual Property. Borrower shall (i) protect, defend and maintain the validity and enforceability of it trademarks, patents and copyrights and shall cause each Subsidiary to protect, defend and maintain the validity and enforceability of it trademarks, patents and copyrights, (ii) use its best efforts to detect infringements of its trademarks, patents and copyrights and shall cause each Subsidiary to use its best efforts to detect infringements of its trademarks, patents and copyrights, and promptly advise Bank in writing of material infringements detected (iii) not allow and cause each Subsidiary not to allow any material trademarks, patents or copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, and (iv) own all material intellectual property or license such material intellectual property from a Subsidiary pursuant to a license in which Bank has been granted a security interest.

                  6.13 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

         7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following:

                  7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including its intellectual property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment which was not financed by Bank; (iv) Transfers permitted elsewhere in this Section 7; (v) Transfers constituting trade payables and other forms of payment made by Borrower in the ordinary course of its business; or (vi) other Transfers which do not exceed $100,000 in the aggregate during the term of this Agreement, provided that (i) no such Transfer constitutes an Investment or Indebtedness or downstreaming by any means to a Subsidiary and (ii) no Event of Default has occurred which is continuing at the time of any such Transfer or would exist after giving effect to any such Transfer.

                  7.2 Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto); or cease to conduct business in the manner conducted by Borrower as of the Closing Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation; or without Bank's prior written consent, change the date on which its fiscal year ends.

                  7.3 Mergers or Acquisitions. Without the prior written consent of Bank, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

                  7.4 Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

                  7.5 Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, including its intellectual property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

                  7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that
(i) Borrower may make distributions payable solely in Borrower's capital stock and may convert any of its convertible securities into other equity securities pursuant to the terms of such convertible securities or otherwise in exchange therefore, (ii) each Subsidiary may pay dividends or make other distributions to Borrower on account of such Subsidiary's capital stock, and (iii) Borrower may repurchase its capital stock pursuant to Borrower's stock repurchase plan as in effect on the Closing Date approved by Borrower's Board of Directors for an amount not to exceed the remaining portion of the $2,000,000 allocation provided for in such repurchase agreement so long as no Event of Default has occurred which is continuing or would exist after giving effect to any such such repurchase.

                  7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower; or allow any money or other assets to be conveyed or transferred to a Subsidiary by any means, whether in the form of an Investment or an Account or an advance for operational purposes or otherwise, in excess of the monthly $300,000 limitation set forth in subsection (b) of the definition of "Permitted Investments".

                  7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

                  7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

                  7.10 Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank's security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Store or maintain any Equipment or Inventory at a location other than the location set forth in Section 10 of this Agreement. Notwithstanding the foregoing, Borrower may keep Inventory with an aggregate value not in excess of 20% of the aggregate value of all Borrower's inventory at any given time with third parties in locations outside the United States.

                  7.11 Compliance. Become an "investment company" or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing.

                  7.12 Negative Pledge Agreements. Permit the inclusion in any contract to which it becomes a party of any provision, including without limitation a negative pledge provision, that could restrict or invalidate or purports to restrict or invalidate the creation of a security interest in any of Borrower's property, including without limitation its intellectual property, other than in Equipment financed by third parties. Allow any Subsidiary to permit the inclusion in any contract to which such Subsidiary becomes a party of any provision, including without limitation a negative pledge provision, that could restrict or invalidate or that purports to restrict or invalidate, the creation of a security interest in any of such Subsidiary's property, including without limitation its intellectual property, other than in Equipment financed by third parties.

                  7.13 Foreign Cash Balances. On a consolidated basis, Borrower and its Subsidiaries shall not maintain more than $300,000 in cash and cash equivalents outside the United States of America at any time.

         8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

                  8.1 Payment Default. If Borrower fails to pay, when due, all or any portion of the principal amount of and/or interest on the Obligations; or fails to pay any portion of the Obligations not constituting principal and/or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

                  8.2 Covenant Default. If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof;

                  8.3 Material Adverse Change. If there occurs any circumstance or circumstances that could have a Material Adverse Effect;

                  8.4 Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

                  8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

                  8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000); or which could have a Material Adverse Effect;

                  8.7 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

                  8.8 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) (net of insurance as to which coverage is undisputed) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

                  8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

         9.       BANK'S RIGHTS AND REMEDIES.

                  9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                           (a)      Declare all Obligations, whether evidenced
by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

                           (b)      Cease advancing money or extending credit to
or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

                           (c)      Settle or adjust disputes and claims
directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

                           (d)      Make such payments and do such acts as Bank
considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                           (e)      Set off and apply to the Obligations any and
all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

                           (f)      Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

                           (g)      Dispose of the Collateral by way of one or
more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

                           (h)      Bank may credit bid and purchase at any
public sale; and

                           (i)      Any deficiency that exists after disposition
of the Collateral as provided above will be paid immediately by Borrower.

                  9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions hereunder is terminated.

                  9.3 Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

                  9.4 Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under a facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section
6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

                  9.5 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices and Section 9207 of the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

                  9.6 Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

                  9.7 Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

                  9.8      Shares.

                           (a)      Borrower recognizes that Bank may be unable
to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.

                           (b)      Upon the occurrence and during the
continuance of an Event of Default, Bank shall have the right to exercise all such rights as a secured party under the California Uniform Commercial Code as it, in its sole judgment, shall deem necessary or appropriate, including without limitation (a) the right to liquidate the Shares and apply the proceeds thereof to reduce the Obligations, (b) the right to enforce all of the rights of Borrower against any of the Subsidiaries, including without limitation the right to compel any Subsidiary to repay amounts or make distributions owing to Borrower, and (c) the right to enforce all of the rights of Borrower under the charter documents of any Subsidiary to which Borrower is a party and otherwise against any Subsidiary or other agreements, including without limitation the right to compel any Subsidiary to repay amounts or make distributions owing to Borrower.

         10.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

         If to Borrower:                    AVISTAR COMMUNICATIONS CORPORATION
                                            555 Twin Dolphin Drive, 3rd Floor
                                            Redwood Shores, CA 94065
                                            Attn:  Robert Habig
                                            FAX:  (650) 610-2901

         If to Bank:                        COMERICA BANK - CALIFORNIA
                                            333 W. Santa Clara St.
                                            San Jose, CA 95113
                                            Attn:  Corporate Banking Center

         with a copy to:                    COMERICA BANK - CALIFORNIA
                                            226 Airport Parkway
                                            San Jose, CA 95110
                                            Attn: Laurie Lumenti
                                            FAX:  (408) 451-8568

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

         11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

         12.      GENERAL PROVISIONS.

                  12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

                  12.2 Indemnification. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, except for obligations, demands, claims and liabilities arising from Bank's gross negligence or willful misconduct; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

                  12.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

                  12.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  12.5 Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are superceded by this Agreement and the Loan Documents.

                  12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                  12.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                             AVISTAR COMMUNICATIONS
                                             CORPORATION

                                             By: /s/ Robert J. Habig
                                                 -------------------------------

                                             Title: Chief Financial Officer

                                             COMERICA BANK - CALIFORNIA

                                             By: /s/ Laurie Lumenti
                                                 -------------------------------

                                             Title: Assistant Vice President

DEBTOR                  AVISTAR COMMUNICATIONS CORPORATION

SECURED PARTY:             COMERICA BANK - CALIFORNIA

                                   EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                         TO LOAN AND SECURITY AGREEMENT

         All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

                  (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

                  (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

         Notwithstanding the foregoing, the Collateral shall not include any patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and proprietary computer software, source code, object code, trade secrets, industrial designs, design patents and applications and design registrations; inventions, processes, designs, formulae, trade secrets, know-how, industrial models, whether patentable or unpatentable and whether or not reduced to practice, manufacturing, engineering and technical drawings, production processes and techniques and product specifications, copies of any of the foregoing (in whatever form or medium, including without limitation electronic media), all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (collectively, the "Intellectual Property"); provided, however, that the Collateral shall include (i) all Borrower's rights under that certain Intellectual Property License Agreement dated as of December 28, 1997 between COLLABORATION PROPERTIES, INC. and Borrower as amended, restated, and/or replaced from time to time, and (ii) all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the "Rights to Payment"). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in the Rights to Payment.

         Notwithstanding the foregoing, 35% of the equity securities of AVISTAR SYSTEMS (U.K.) LIMITED shall be excluded from the Collateral, provided, however, that the provisions of this paragraph shall in no case exclude from the definition of "Collateral" any Accounts, proceeds of the disposition of any property (including without limitation the excluded equity securities), or general intangibles consisting of rights to payment, all of which shall at all times constitute "Collateral".

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

           DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., PACIFIC TIME

TO: TECHNOLOGY AND LIFE SCIENCES DIVISION                 DATE: ________________

FAX #: 650-846-6840                                       TIME: ________________

FROM: AVISTAR COMMUNICATIONS CORPORATION
                             CLIENT NAME (BORROWER)

REQUESTED BY: __________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: __________________________________________________________

PHONE NUMBER: __________________________________________________________________

FROM ACCOUNT # ______________________     TO ACCOUNT # _________________________

   REQUESTED TRANSACTION TYPE                       REQUEST DOLLAR AMOUNT
   --------------------------                       ---------------------
                                              $_________________________________
PRINCIPAL INCREASE (ADVANCE)                  $_________________________________
PRINCIPAL PAYMENT (ONLY)                      $_________________________________
INTEREST PAYMENT (ONLY)                       $_________________________________
PRINCIPAL AND INTEREST (PAYMENT)              $_________________________________

OTHER INSTRUCTIONS: ____________________________________________________________

________________________________________________________________________________

         All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                  BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

_______________________________________   ______________________________________
           Authorized Requester                           Phone #

_______________________________________   ______________________________________
            Received By (Bank)                            Phone #

                  _____________________________________________
                           Authorized Signature (Bank)

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower: AVISTAR COMMUNICATIONS CORPORATION            Lender: COMERICA
BANK - CALIFORNIA

Commitment Amount: $4,500,000

ACCOUNTS RECEIVABLE
  1.  Accounts Receivable Book Value as of ___                      $___________
  2.  Additions (please explain on reverse)                         $___________
  3.  TOTAL ACCOUNTS RECEIVABLE                                     $___________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
  4.  Amounts over 90 days due                        $___________
  5.  Balance of 25% over 90 day accounts             $___________
  6.  Concentration Limits
  7.  Foreign Accounts                                $___________
  8.  Governmental Accounts                           $___________
  9.  Contra Accounts                                 $___________
  10. Demo Accounts                                   $___________
  11. Intercompany/Employee Accounts                  $___________
  12. Other (please explain on reverse)               $___________
  13. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                          $___________
  14. Eligible Accounts (#3 minus #13)                              $___________
  15. LOAN VALUE OF ACCOUNTS (80% of that portion                   $___________
      of #14 with an invoice date less than 90
      days prior to the date of measurement plus
      50% of the rest of #14)

BALANCES
  16. Maximum Loan Amount                                           $4,500,000
  17. Total Funds Available [Greater of (i)                         $___________
      $1,000,000 or (ii) lesser of #16 or #15]
  18. Present balance owing on Line of Credit                       $___________
  19. RESERVE POSITION (#17 minus #18)                              $___________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and COMERICA BANK - CALIFORNIA.

AVISTAR COMMUNICATIONS CORPORATION

By: ______________________________________
             Authorized Signer

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:               COMERICA BANK - CALIFORNIA

FROM:             AVISTAR COMMUNICATIONS CORPORATION

         The undersigned authorized officer of AVISTAR COMMUNICATIONS CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof, except those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) (except for the absence of footnotes and subject to normal year end adjustments) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

            REPORTING COVENANT                           REQUIRED                     COMPLIES
            ------------------                           --------                     --------
Monthly consolidated financial statements      Monthly within 30 days                Yes      No
10K and 10Q                                    10 days of SEC filing date            Yes      No
Quarterly consolidating financial statements   Quarterly within 30 days              Yes      No
A/R & A/P Agings, Borrowing Base Cert.         Monthly within 15 days if borrowing   Yes      No
A/R Audit                                      Initial and Semi-Annual               Yes      No

      FINANCIAL COVENANT           REQUIRED     ACTUAL        COMPLIES
      ------------------           --------     ------        --------
On a monthly basis:
   Minimum Adjusted Quick Ratio    1.25:1.00   _____:1.00   Yes        No
   Minimum Cash Balance at Bank   $3,000,000  $  ________   Yes        No
   Maximum Adjusted Debt-TNW       1.00:1.00   _____:1.00   Yes        No
Operating Loss / Profit                    *  $  ________   Yes        No
Maximum Cash Outside US           $  300,000  $  ________   Yes        No

* Borrower's net operating loss in any given quarter through the quarter ending on December 31, 2002 shall not exceed the amount set forth on Exhibit E for such quarter. Thereafter, Borrower shall show a profit of at least $1.00 for each fiscal quarter.

COMMENTS REGARDING EXCEPTIONS: See Attached.

                                      No
                                      Received by: _____________________________
                                                        AUTHORIZED SIGNER

Sincerely,                            Date: ____________________________________

__________________________________    Verified: ________________________________
SIGNATURE                                               AUTHORIZED SIGNER

__________________________________    Date: ____________________________________
TITLE
                                      Compliance Status                  Yes
__________________________________
DATE

                                    Exhibit E

                      Maximum Quarterly Net Operating Loss

           QUARTER ENDING                     MAXIMUM NET OPERATING LOSS
--------------------------------------------------------------------------------
              12/31/01                                $2,500,000
--------------------------------------------------------------------------------
              03/31/02                                $2,000,000
--------------------------------------------------------------------------------
              06/30/02                                $2,000,000
--------------------------------------------------------------------------------
              09/30/02                                $1,250,000
--------------------------------------------------------------------------------
              12/31/02                                $1,250,000
--------------------------------------------------------------------------------

                                    Exhibit F

                            Negative Pledge Agreement

                                    Exhibit G

                        Consent to Assignment of License

                         CORPORATE RESOLUTIONS TO BORROW

BORROWER:         AVISTAR COMMUNICATIONS CORPORATION

         I, the undersigned Secretary or Assistant Secretary of AVISTAR COMMUNICATIONS CORPORATION (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

         I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Restated Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

         I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

         BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES                        POSITION                        ACTUAL SIGNATURES
     -----                        --------                        -----------------
Dr. Gerald Burnett   Chairman & Chief Executive Officer    -------------------------------

William Campbell     Executive Vice President and C.A.O.   -------------------------------

Robert Habig         Chief Financial Officer               -------------------------------

------------------   -----------------------------------   -------------------------------

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

         BORROW MONEY. To borrow from time to time from COMERICA BANK - CALIFORNIA ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

         EXECUTE LOAN DOCUMENTS. To execute and deliver to Bank that certain Loan and Security Agreement dated as of February 27, 2002 (the "Loan Agreement") and any other agreement entered into between Corporation and Bank in connection with the Loan Agreement, including any amendments, all as amended or extended from time to time (collectively, with the Loan Agreement, the "Loan Documents"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

         GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Documents.

         NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

         FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

         BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

         I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

         IN WITNESS WHEREOF, I have hereunto set my hand on February 27, 2002 and attest that the signatures set opposite the names listed above are their genuine signatures.

                                        CERTIFIED AND ATTESTED BY:

                                        X_______________________________________
                                        Robert P. Latta, Secretary

                           COMERICA BANK - CALIFORNIA
                                   MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                   (REVOLVER)

Name(s): AVISTAR COMMUNICATIONS CORPORATION              Date: February 27, 2002

     $ credited to deposit account No. ___________ when Advances are requested by Borrower

Amounts paid to others on your behalf:

     $    7,500   to COMERICA BANK - CALIFORNIA for Loan Fee
     $            to COMERICA BANK - CALIFORNIA for accounts receivable audit
                  (estimate)
     $            to Bank counsel fees and expenses
     $            to _______________
     $            to _______________
     $4,500,000   TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for COMERICA BANK - CALIFORNIA to disburse the loan proceeds as stated above.

__________________________________            __________________________________
             Signature                                     Signature

                           COMERICA BANK - CALIFORNIA
                                   MEMBER FDIC

                         ITEMIZATION OF AMOUNT FINANCED
                            DISBURSEMENT INSTRUCTIONS
                                (EQUIPMENT LINE)

Name(s): AVISTAR COMMUNICATIONS CORPORATION              Date: February 27, 2002

     $ credited to deposit account No. ___________ when Advances are requested by Borrower

Amounts paid to others on your behalf:

     $            to _______________
     $            to _______________
     $500,000     TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for COMERICA BANK - CALIFORNIA to disburse the loan proceeds as stated above.

__________________________________            __________________________________
             Signature                                     Signature

                         AGREEMENT TO PROVIDE INSURANCE

TO:      COMERICA BANK - CALIFORNIA                      Date: February 27, 2002
         attn:  Collateral Operations, M/C 4604
         9920 South La Cienega Blvd, Suite 628
         Inglewood, CA  90301-4423              Borrower: AVISTAR COMMUNICATIONS
                                                          CORPORATION

         In consideration of a loan in the amount of $5,000,000, secured by all tangible personal property including inventory and equipment.

         I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

         I/We also agree to advise the below named agent to add COMERICA BANK - CALIFORNIA as lender's loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

         I/We understand that the policy must contain:

         1.       Fire and extended coverage in an amount sufficient to cover:

                  (a)      The amount of the loan, OR

                  (b)      All existing encumbrances, whichever is greater,

         But not in excess of the replacement value of the improvements on the real property.

         2. Lender's "Loss Payable" Endorsement Form 438 BFU in favor of COMERICA BANK - CALIFORNIA, or any other form acceptable to Bank.

                              INSURANCE INFORMATION

Insurance Co./Agent              Telephone No.:

Agent's Address:

                  Signature of Obligor: ________________________________________

                  Signature of Obligor: ________________________________________

                      FOR BANK USE ONLY

INSURANCE VERIFICATION: Date: __________________________

Person Spoken to: ______________________________________

Policy Number: _________________________________________

Effective From: _____________ To: ______________________

Verified by: ___________________________________________

COMERICA BANK -
CALIFORNIA
  CALIFORNIA'S BUSINESS BANKS               AUTOMATIC DEBIT AUTHORIZATION
        MEMBER FDIC                                   (REVOLVER)

To: COMERICA BANK - CALIFORNIA

Re: LOAN # ___________________________________

You are hereby authorized and instructed to charge account No.
_________________________ in the name of AVISTAR COMMUNICATIONS CORPORATION for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

                  [X]      Debit each interest payment as it becomes due
                  according to the terms of the note and any renewals or amendments thereof.

                  [ ]      Debit each principal payment as it becomes due
                  according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

         Borrower Signature                             Date
--------------------------------------------------------------------------------
                                                  February 27, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMERICA BANK -
CALIFORNIA
  CALIFORNIA'S BUSINESS BANKS              AUTOMATIC DEBIT AUTHORIZATION
        MEMBER FDIC                               (EQUIPMENT LINE)

To: COMERICA BANK - CALIFORNIA

Re: LOAN # ___________________________________

You are hereby authorized and instructed to charge account No.
_________________________ in the name of AVISTAR COMMUNICATIONS CORPORATION for principal and interest payments due on above referenced loan as set forth below and credit the loan referenced above.

                  [X]      Debit each interest payment as it becomes due
                  according to the terms of the note and any renewals or amendments thereof.

                  [X]      Debit each principal payment as it becomes due
                  according to the terms of the note and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

         Borrower Signature                             Date
--------------------------------------------------------------------------------
                                                  February 27, 2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

DEBTOR:                    AVISTAR COMMUNICATIONS CORPORATION

SECURED PARTY:             COMERICA BANK - CALIFORNIA

                                    EXHIBIT A

                        COLLATERAL DESCRIPTION ATTACHMENT
                          TO UCC-1 FINANCING STATEMENT

                  All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

                  (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

                  (b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

         Notwithstanding the foregoing, the Collateral shall not include any patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and proprietary computer software, source code, object code, trade secrets, industrial designs, design patents and applications and design registrations; inventions, processes, designs, formulae, trade secrets, know-how, industrial models, whether patentable or unpatentable and whether or not reduced to practice, manufacturing, engineering and technical drawings, production processes and techniques and product specifications, copies of any of the foregoing (in whatever form or medium, including without limitation electronic media), all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (collectively, the "Intellectual Property"); provided, however, that the Collateral shall include (i) all Borrower's rights under that certain Intellectual Property License Agreement dated as of December 28, 1997 between COLLABORATION PROPERTIES, INC. and Borrower as amended, restated, and/or replaced from time to time, and (ii) all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the "Rights to Payment"). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in the Rights to Payment.

         Notwithstanding the foregoing, 35% of the equity securities of AVISTAR SYSTEMS (U.K.) LIMITED shall be excluded from the Collateral, provided, however, that the provisions of this paragraph shall in no case exclude from the definition of "Collateral" any Accounts, proceeds of the disposition of any property (including without limitation the excluded equity securities), or general intangibles consisting of rights to payment, all of which shall at all times constitute "Collateral".